                                  EXHIBIT 16.1



                             THOMAS J. HARRIS C.P.A.
                         3901 Stone Way North, Ste. 202
                                Seattle, WA 98103



March 17, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the section entitled "Changes in and Disagreements with Accountants" included in the Form 10-SB of Plenum Communications, Inc. filed with the Security and Exchange Commission on December 10, 1999, as amended, and are in agreement with the statements contained therein.


Very truly yours,


THOMAS J. HARRIS C.P.A.



By:      /s/ THOMAS J. HARRIS C.P.A.